UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

ENVIRI CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following is a press release issued by Enviri Corporation (the “Corporation”) in connection with the announcement of the proposed sale of the Corporation’s Clean Earth business to Veolia Environnement S.A.

Investor contact David Martin +1.267.946.1407 dmartin@enviri.com	Media contact Karen Tognarelli +1.717.480.6145 ktognarelli@enviri.com

FOR IMMEDIATE RELEASE

Enviri Announces Filing of Form 10 Registration Statement and Anticipated Board of Directors in Connection with Planned Spin-off of Harsco Environmental and Rail Businesses (“New Enviri”)

•	New Enviri will be a market-leading, global provider of environmental solutions for industrial waste streams and innovative equipment and technology for the rail sector

•	Carolann I. Haznedar selected to be Chair of the Board of New Enviri

•	Transaction closing on track for mid-year 2026

PHILADELPHIA (March 20, 2026) — Enviri Corporation (NYSE: NVRI) (“Enviri,” or the “Company) today announced that an initial Form 10 registration statement (the “Form 10”) has been filed with the U.S. Securities and Exchange Commission (“SEC”) in connection with the previously announced spin-off of Harsco Environmental and Rail into a standalone, publicly traded company (“New Enviri”). The spin-off is expected to occur immediately prior to the Company’s sale of its Clean Earth division to Veolia Environnement S.A. (“Veolia”).

“Today’s Form 10 filing marks another key milestone as we prepare to launch New Enviri as a global provider of solutions for the metals and rail sectors,” said Russell Hochman, President and Chief Operating Officer of Enviri and future CEO of New Enviri. “We are confident in our ability to replicate the success we achieved driving improvement and value creation at Clean Earth. We have a clear path forward for New Enviri and believe we can strengthen and grow our business, leveraging our unique service and product capabilities to create sustained value for shareholders.”

New Enviri will be a leading provider of critical environmental services and material processing to the metals industry and innovative equipment, after-market parts and services for the rail sector. Key business and financial highlights from recent disclosures for New Enviri include:

•	Annualized 2026 expected pro forma revenues and Adjusted EBITDA of approximately $1.2 billion and $140 million, respectively, following the rightsizing of central Corporate costs.[1]

•	A conservative capital structure at launch with Net Debt to Adjusted EBITDA of 2.0x and a revolving credit facility that will be undrawn at closing.

•	Significant earnings growth potential through internal improvement initiatives and investments as well as a recovery in relevant end markets.

•

Strong underlying cash flow potential, with cash flow generation in the near-term impacted by Rail’s large ETO (engineered to order) contracts as contemplated under the existing agreements (which consumed approximately $40 million in 2025). Future cash flow is expected to improve as these ETO contracts conclude and earnings strengthen, which is expected to support meaningful future debt reduction.

A copy of the initial Form 10 is available on the SEC website and can also be viewed on Enviri’s Investor Relations website. Consistent with the Form 10 process, the filing is an initial step in an iterative process and additional information will be included in any subsequent filing(s). New Enviri intends to apply to have shares of New Enviri common stock authorized for listing on the New York Stock Exchange, using the Company’s existing ticker symbol (“NVRI”).

The Company expects to file its proxy statement related to the Clean Earth sale with the SEC in the near-term. The spin-off of New Enviri is expected to occur in mid-2026 immediately prior to the closing of the Clean Earth sale, which is subject to approval by Enviri shareholders, the effectiveness of the Form 10 and satisfaction of other customary closing conditions.

[1]	See table at end of press release for GAAP to non-GAAP reconciliation.

New Enviri Board of Directors

Effective with the spin-off of New Enviri, Carolann I. Haznedar is expected to serve as Chair of New Enviri. Ms. Haznedar has served on Enviri’s Board of Directors since October 2018. Ms. Haznedar had a 35-year career with E. I. du Pont de Nemours and Company (DuPont), a global innovator of technology-based materials and solutions, where she was responsible for several global businesses, including Packaging and Industrial Polymers, Engineering Polymers for the automotive industry, Kevlar® Life Protection, and Specialty Fluorochemicals.

“With the selection of New Enviri’s Board of Directors and Carolann as Chair, we are establishing a strong corporate governance foundation,” added Mr. Hochman. “Carolann has been an independent, engaged member of Enviri’s Board, bringing expertise that is highly relevant to our businesses, and we are confident she will be the right choice to serve as Chair of New Enviri. I look forward to working closely with Carolann and the Board to advance New Enviri’s strategic priorities and deliver enhanced value for all our shareholders.”

Joining Ms. Haznedar on the Board will be:

•	James F. Earl, retired Executive Vice President of GATX Corporation;

•	Nicholas C. Fanandakis, retired Executive Vice President and CFO of DuPont;

•	Russell C. Hochman, President and Chief Operating Officer of Enviri and future CEO of New Enviri;

•	Timothy M. Laurion, retired Managing Director and Senior Corporate Banker for Bank of America;

•	Rebecca M. O’Mara, Former President of Stanley Industrial Services, Stanley Black & Decker;

•	Edgar M. Purvis, Jr., retired Executive Vice President and Chief Operating Officer of Emerson Electric Co.; and

•	John S. Quinn, retired CEO and Managing Director of LKQ Europe.

Additional information on these individuals can be found on the Leadership section of Enviri’s website and in the Form 10.

# # #

About Enviri

Enviri is transforming the world to green, as a trusted global leader in providing a broad range of environmental services and related innovative solutions. The Company serves a diverse customer base by offering critical recycle and reuse solutions for their waste streams, enabling customers to address their most complex environmental challenges and to achieve their sustainability goals. Enviri is based in Philadelphia, Pennsylvania and operates in more than 150 locations in over 30 countries. Additional information can be found at www.enviri.com.

Forward-Looking Statements

The nature of the Company’s business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein include, among other things, statements regarding the expected timing, completion and effects of the sale of Clean Earth and the spin-off of New Enviri; statements about management’s confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding New Enviri’s performance, growth, sales, cash flows, earnings and debt, including expected 2026 pro forma revenues and Adjusted EBITDA. Forward-looking statements can be identified by the use of such terms as “may,” “could,” “expect,” “anticipate,” “intend,” “believe,” “likely,” “estimate,” “potential,” “outlook,” “plan,” “contemplate,” “project,” “target” or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) the Company’s ability to complete the sale of Clean Earth and the spin-off of New Enviri on the terms expected, in a timely manner or at all; (2) the possibility that the sale of Clean Earth and the spin-off of New Enviri may not ultimately achieve the expected benefits; (3) the impact of the sale of Clean Earth Business and the spin-off on New Enviri’s business and performance; (4) New Enviri’s ability to effectively implement its business strategy and improvement initiatives and realize the expected benefits therefrom; (5) the Company’s or New Enviri’s ability to successfully enter into new contracts and complete new acquisitions, divestitures, or strategic ventures in the time-frame contemplated or at all; (6) the Company’s or New Enviri’s inability to comply with applicable environmental laws and regulations; (7) the Company’s or New Enviri’s inability to obtain, renew, or maintain compliance with its operating permits or license agreements; (8) various economic, business, and regulatory risks associated with the waste management industry; (9) the seasonal nature of the Company’s business; (10) risks caused by customer concentration, the fixed price and long-term customer contracts, especially those related to complex engineered equipment, and the competitive nature of the industries in which the Company operates; (11) the outcome of any disputes with customers, contractors and subcontractors; (12) the financial condition of the Company’s customers, including the ability of customers (especially those that may be highly leveraged or have inadequate liquidity) to maintain their credit availability; (13) higher than expected claims under the Company’s or New Enviri’s insurance policies, or losses that are uninsurable or that exceed existing insurance coverage; (14) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (15) the Company’s or New Enviri’s ability to negotiate, complete, and integrate strategic transactions and joint ventures with strategic partners; (16) the Company’s or New Enviri’s ability to effectively retain key management and employees, including due to unanticipated changes to demand for the Company’s or New Enviri’s services, disruptions associated with labor disputes, and increased operating costs associated with union organizations; (17) the Company’s or New Enviri’s inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (18) failure to effectively prevent, detect or recover from breaches in the Company’s cybersecurity infrastructure; (19) changes in the worldwide business environment in which the Company operates, including changes in general economic and industry conditions and cyclical slowdowns impacting the steel and aluminum industries; (20) fluctuations in exchange rates between the U.S. dollar and other currencies in which the Company conducts business; (21) unforeseen business disruptions in one or more of the many countries in which the Company operates due to changes in economic conditions, changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; political instability, civil disobedience, armed hostilities, public health issues or other calamities; (22) liability for and implementation of environmental remediation matters; (23) product liability and warranty claims associated with the Company’s operations; (24) the Company’s or New Enviri’s ability to comply with financial covenants and obligations to financial counterparties; (25) the Company’s outstanding indebtedness and exposure to derivative financial instruments that may be impacted by, among other factors, changes in interest rates; (26) tax liabilities and changes in tax laws; (27) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company’s pension plans and the accounting for pension assets, liabilities and expenses; (28) risk and uncertainty associated with intangible assets; and the other risk factors listed from time to time in the Company’s SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, “Risk Factors” of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, and the information statement included in the Form 10, each of which is filed with the Securities and Exchange Commission. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company’s ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

Additional Information and Where to Find It

In connection with the proposed sale of Clean Earth and the contemplated spin-off of New Enviri, the Company and New Enviri will be filing documents with the SEC, including preliminary and definitive proxy statements of the Company relating to the proposed transaction and a registration statement relating to the shares of New Enviri. The definitive proxy statement will be mailed to the Company’s shareholders in connection with the proposed acquisition. This communication is not a substitute for the proxy statement, the registration statement or any other document that may be filed by the Company or New Enviri with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Any vote in respect of resolutions to be proposed at the Company’s shareholder meeting to approve the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement and documents incorporated by reference therein. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on the Company’s website at www.enviri.com.

Participants in Solicitation

The Company, its directors, and certain of its respective executive officers may be deemed to be participants in the solicitation of proxies from shareholders of the Company in connection with the proposed transaction under the rules of the SEC. Information about the interests of the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed with the SEC by the Company related to the proposed transaction. Information about the directors and executive officers of the Company and their ownership of shares of Company common stock and other securities of the Company can be found in the sections entitled “Non-Employee Director Compensation”, “Share Ownership of Directors, Management and Certain Beneficial Owners”, “Compensation Discussion & Analysis”, “Discussion and Analysis of 2024 Compensation”, “Termination or Change in Control Arrangements”, “Equity Compensation Plan Information as of December 31, 2024” included in the Company’s proxy statement in connection with its 2025 Annual Meeting of Stockholders, filed with the SEC on March 12, 2025; in the Form 3 and Form 4 statements of beneficial ownership and statements of changes in beneficial ownership filed with the SEC by the Company’s directors and executive officers; and in other documents subsequently filed by the Company with the SEC. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on the Company’s website at www.sec.gov or on the Company’s website at www.enviri.com

NEW ENVIRI

RECONCILIATION OF PROFORMA PROJECTED ADJUSTED EBITDA BY SEGMENT USING MID-RANGE POINTS FOR EACH TO PROFORMA PROJECTED OPERATING INCOME (LOSS) BY SEGMENT (a)

(Unaudited)

(Amounts in millions)	Harsco Environmental	Harsco Rail	Corporate	Consolidated Totals
Projected Twelve Months Ending December 31, 2026
Proforma operating income (loss)	63	(29)	(17)	17
Depreciation	110	6	1	117
Amortization	2	1	—	2
Stock-based compensation	—	—	4	4

Proforma adjusted EBITDA	$175	$(23)	$(12)	$141

Proforma revenues	$1,010	$224		$1,234

Adjusted EBITDA margin (%)	17.3%	(10.0)%		11.4%

(a)

Proforma projections include current expectations for Harsco Environmental and Harsco Rail in 2026 and estimated full year Corporate costs, adjusted for stock-based compensation, assuming the sale of Clean Earth occurred at the beginning of the year.